SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 7, 2006

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 7, 2006, Evolving Systems, Inc. (“Evolving Systems”) and certain of its subsidiaries, as borrowers and/or guarantors, entered into amendments (the “Amendments”) with CapitalSource Finance LLC, as Agent (“CapitalSource”) to modify certain terms and conditions of the term loan in the amount of $8.5 million (the “Senior Term Loan”), and the revolving credit facility in the amount of $4.5 million (the “Senior Revolving Facility”) entered into between the parties on November 14, 2005.

Pursuant to the Amendments, minimum EBITDA requirements have been lowered and the minimum fixed charge coverage ratio has been changed to 1.15 to 1.00. These Amendments are effective for the calendar quarter ending June 30, 2006.

In connection with the Amendments, Evolving Systems made a partial prepayment of principal on the Senior Term Loan in the amount of One Million Dollars ($1,000,000) and a prepayment premium of Twenty-Five Thousand Dollars ($25,000).

Text of Amendments. The full text of the Amendments are attached as Exhibits 10.1(a) and 10.1(b) to this Current Report on Form 8-K. The foregoing descriptions are qualified in their entirety by reference to such exhibits.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)                    Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

10.1(a)	First Amendment to Credit Agreement
10.1(b)	First Amendment to Revolving Facility Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 7, 2006

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1(a)	First Amendment to Credit Agreement
10.1(b)	First Amendment to Revolving Facility Agreement